                                                                   EXHIBIT 10.24


THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                     ____________________________________

                          WARRANT TO PURCHASE STOCK

Warrant to Purchase 180,000         Issue Date:              January 31, 2000
Shares of the Series E Preferred    Expiration Date:         January 31, 2005
Stock of PETOPIA.COM, INC.          Initial Exercise Price:  $5.6061 per share

THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, GREYROCK CAPITAL, A DIVISION OF BANC OF AMERICA COMMERCIAL FINANCE CORPORATION ("Holder") is entitled to purchase the number of fully paid and non-assessable shares of the class of securities (the "Shares") of the corporation (the "Company") at the initial exercise price per Share (the "Warrant Price") all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1. EXERCISE.

  1.1 Method of Exercise. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company at any time prior to the earlier of (i) January 31, 2005, or (ii) the date that is three (3) years after the closing of the Company's initial public offering of common stock pursuant to a registration statement on Form S-1 (or successor form). Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

  1.2  Conversion Right. In lieu of exercising this Warrant as specified in
Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate Fair Market Value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the Fair Market Value of one Share. The Fair Market Value of the Shares shall be determined pursuant Section 1.4.

   1.3 [Intentionally Deleted]

   1.4 Fair Market Value. The current "Fair Market Value" of the Shares or other securities otherwise issuable upon exercise of this Warrant (collectively for the purposes of this Section 1.4, the "Securities") on any date shall be:

  (a) If the securities are not registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Fair Market Value of the Securities shall be determined by the Board of Directors of the Company in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable independent appraiser experienced in valuing securities. In the event that the Company and the Holder are unable to agree upon an independent appraiser within ten (10) business days of the date on which a proposed candidate for independent appraiser is first submitted by the Company or the Holder, then at the written request of either the Company or the Holder, the President of the American Arbitration Association shall designate the independent appraiser. The determination of such appraiser shall be final and binding upon the parties, and the Company and the Holder shall share equally the fees and expenses of such appraiser;

Greyrock Capital                                       Warrant to Purchase Stock
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  (b) if the Securities are registered under the Exchange Act (i) if such Securities are listed or admitted to trading on any securities exchange, the closing price, regular way, on such day on the principal exchange on which such Securities are traded, (ii) if such Securities are not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or (iii) if neither clause (i) or (ii) is applicable, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service designated by the Company.

  1.5 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

  1.6 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

  1.7 Repurchase on Sale, Merger or Consolidation of the Company.

  1.7.1. "Acquisition". For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

  1.7.2. Assumption of Warrant. If upon the closing of any Acquisition the successor entity assumes the obligations of this Warrant, then this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly.

  1.7.3. Nonassumption. If upon the closing of any Acquisition the successor entity does not assume the obligations of this Warrant and Holder has not otherwise exercised this Warrant in full, then the unexercised portion of this Warrant shall be deemed to have been automatically converted pursuant to Section
1.2 and thereafter Holder shall participate in the acquisition on the same terms as other holders of the same class of securities of the Company.

ARTICLE 2.  ADJUSTMENTS TO THE SHARES.

  2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its common stock (or the Shares if the Shares are securities other than common stock) payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, or, if the Shares are securities other than common stock, subdivides the Shares in a transaction that increases the amount of common stock into which the Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

  2.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's Articles of Incorporation upon the closing of a registered public offering of the Company's common stock. The Company or its successor shall promptly issue to

Greyrock Capital                                       Warrant to Purchase Stock
--------------------------------------------------------------------------------

Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this
Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

  2.3 Adjustments For Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased.

  2.4 Adjustments for Diluting Issuances. The number of shares of common stock issuable upon conversion of the Shares, shall be subject to adjustment, from time to time in the manner set forth in the Company's Certificate of Incorporation, as amended and restated.

  2.5 No Impairment. The Company shall not, by amendment of its Articles of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment. If the Company takes any action affecting the Shares or its common stock other than as described above that adversely affects Holder's rights under this Warrant, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of this Warrant is unchanged.

  2.6 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder amount computed by multiplying the fractional interest by the fair market value of a full Share.

  2.7 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

  3.1 Representations, Warranties and Covenants. The Company hereby represents, warrants and covenants to the Holder as follows:

  (a) The initial Warrant Price referenced on the first page of this Warrant is not greater than (i) the price per share at which the Shares were last issued in an arms length transaction in which at least $500,000 of the Shares were sold and (ii) the fair market value of the Shares as of the date of this Warrant.

  (b) The Company will reserve from its authorized and unissued Series E Preferred Stock a sufficient number of shares to provide for the issuance of Series E Preferred Stock upon the exercise of this Warrant (and shares of its common stock for issuance on conversion of such Series E Preferred Stock) and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Series E Preferred Stock issuable upon exercise of this Warrant (and shares of its common stock for issuance on conversion of such Series E Preferred Stock). All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

Greyrock Capital                                       Warrant to Purchase Stock
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  (c) The capitalization of the Company at January 31, 2000, is as follows:

      (i)  Common Stock. 71,180,000 shares of Common Stock (the "Common Stock"),
           -------------
9,873,718 of which are issued and outstanding, 585,000 of which have been reserved for issuance upon the exercise of warrants to purchase Common Stock issued or issuable to the founders of Loveland Pet Products, Inc. (the "Loveland Warrants") and 917,749 of which have been reserved for issuance upon the exercise of warrants to purchase Common Stock issued to National Broadcasting Company, Inc. (the "NBC Warrants"). The Company has reserved (A) 11,555,000 shares of Common Stock for issuance upon conversion of the Series A Preferred Stock; (B) 8,000,000 shares of Common Stock for issuance upon conversion of the Series B Preferred Stock; (C) 12,940,620 shares of Common Stock for issuance upon conversion of the Series C Preferred Stock; (D) 14,000,000 shares of Common Stock for issuance upon conversion of the Series D Preferred Stock; and (E) 2,330,000 shares of Common Stock for issuance upon conversion of the Series E Preferred Stock.

      (ii) Preferred Stock. 49,180,000 shares of Preferred Stock (the "Preferred
           ----------------
Stock"): (A) 11,555,000 of which have been designated Series A Preferred Stock, 9,755,000 of which are issued and outstanding and 1,800,000 of which have been reserved for issuance upon exercise of warrants to purchase Series A Preferred Stock (the "Series A Warrants"); (B) 8,000,000 of which have been designated Series B Preferred Stock, 7,736,345 of which are issued and outstanding; (C) 12,940,620 of which have been designated Series C Preferred Stock, 3,017,175 of which are issued and outstanding, 4,803,458 of which have been reserved for issuance to PETCO Animal Supplies, Inc. ("PETCO") upon the achievement of certain milestones (the "PETCO Shares") and 5,119,987 of which have been reserved for issuance upon exercise of warrants to purchase shares of Series C Preferred Stock (the "Series C Warrants"); (D) 14,000,000 shares of which have been designated Series D Preferred Stock, 9,837,804 of which are issued and outstanding and 918,948 of which have been reserved for issuance upon exercise of warrants to purchase shares of Series D Preferred Stock (the "Series D Warrants"); and (E) 2,330,000 shares of which have been designated Series E Preferred Stock, 2,007,637 of which are issued and outstanding, 76,617 of which have been reserved for issuance upon exercise of warrants to purchase shares of Series E Preferred Stock (the "ICOD Warrants") and 180,000 of which have been reserved for issuance upon exercise of this Warrant (together with the ICOD Warrants, the "Series E Warrants").

      (iii) 1999 Stock Plan. The Company has reserved 7,500,000 shares of Common
            ----------------
Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 1999 Stock Plan duly adopted by the Board of Directors and approved by the Company's stockholders (the "Stock Plan"), of which options to purchase 5,016,769 shares of Common Stock are currently outstanding, 2,024,157 shares of Common Stock are issued and outstanding and 459,074 shares are available for future issuance under the Stock Plan.

  3.2 Notice Of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;
(b) to offer for subscription pro rata to the holders of Series E Preferred Stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of common stock; or (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up then, in connection with each such event, the Company shall give Holder (1) at least 15 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; and (2) in the case of the matters referred to in (c) and (d) above at least 15 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event).

  3.4 Registration Under Securities Act of 1933, As Amended. The Company agrees that the Shares shall be included within the definition of "Registrable Securities" under the Company's Fourth Amended and Restated Investors' Rights Agreement attached hereto as Exhibit A.

ARTICLE 4. MISCELLANEOUS.
           -------------

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Greyrock Capital                                       Warrant to Purchase Stock
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  4.1 Term. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the earlier of (i) January 31, 2005, or (ii) the date that is three (3) years after the closing of the Company's initial public offering of common stock pursuant to a registration statement on Form S-1 (or successor form).

  4.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

  4.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if reasonably requested by the Company).

  4.4 Transfer Procedure. Subject to the provisions of Section 4.2 and 4.3, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). The Company shall have the right to refuse to transfer any portion of this Warrant and the Shares issuable upon exercise of this Warrant (including securities issuable, directly or indirectly, upon conversion of the Shares) to any person who directly competes with the Company provided, however, that
                                                  --------  -------
nothing in the foregoing sentence shall prevent Holder from transferring shares of the Company's securities after the Company's initial public offering.

  4.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time.

  4.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

  4.7 Attorneys Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

  4.8 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

PETOPIA.COM, INC.

By /s/
   --------------------------------------------------
   Chairman of the Board, President or Vice President

By
   __________________________________________________
   Secretary or Ass't Secretary